SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 4, 1997



                                 FFW CORPORATION
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             (Exact name of Registrant as specified in its Charter)



   Delaware                         0 - 21170                      35 - 1875502
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(State or other                (Commission File No.)              (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                     Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
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               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On September 4, 1997, the Registrant issued the attached press release.

Item 7.  Financial Statements and Exhibits

         (a)     Exhibits

                 1. Press release, dated September 4, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                        FFW CORPORATION

Date:  November 19, 1997                            By: \s\ Nicholas M. George
                                                        ----------------------
                                                        Nicholas M. George
                                                        President and Chief
                                                        Executive Officer

                                  PRESS RELEASE

FOR MORE INFORMATION                                    FOR IMMEDIATE RELEASE
Contact:  Charles E. Redman, CFO                        Date:  September 4, 1997
          at  219-563-3185


                         FFW CORPORATION ANNOUNCES IT'S
                             QUARTERLY CASH DIVIDEND

     WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will pay a cash dividend of $.18 per share for the quarter ending September 30, 1997. The dividend will be payable on September 30, 1997 to shareholders of record on September 15, 1997.

     First Federal serves Wabash, Kosciusko, and now Whitley Counties located in northeast and central Indiana through its four offices located in Wabash, North Manchester, Syracuse, and it's newest office in South Whitley Indiana.

     On July 31, 1997, the Corporation had assets of $180.8 million and shareholders' equity of $17.3 million. First Federal continues to exceed all applicable regulatory capital requirements. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".